Fourth Quarter 2015 Earnings Presentation

2 Communications in this presentation do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Old National Bancorp ("ONB") will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a Proxy Statement of Anchor BanCorp Wisconsin Inc. ("Anchor" or the “Company”) and a Prospectus of ONB, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about ONB and Anchor, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ONB at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from Anchor by accessing Anchor’s website at www.anchorbank.com under the tab “About Us.” ONB and Anchor and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Anchor in connection with the proposed merger. Information about the directors and executive officers of ONB is set forth in the proxy statement for ONB’s 2015 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 13, 2015. Information about the directors and executive officers of Anchor is set forth in the proxy statement for Anchor’s 2015 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 27, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this presentation may be obtained as described in the preceding paragraph. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of Anchor or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. Market and other statistical data used in this presentation has been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Anchor has not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation. From time to time, Anchor may make forward-looking statements that reflect the Company’s views with respect to, among other things, future events and financial performance. Words such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward- looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the expected results expressed or implied by such forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made, and unless otherwise required by law, the Company does not undertake any obligation to update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. This presentation includes certain financial measures not in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please refer to the Appendix of this presentation for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Financial Information

3 Call Participants Chris Bauer - President and Chief Executive Officer Bill James - SVP, Chief Financial Officer and Treasurer Tom Dolan - EVP and Chief Operating Officer Martha Hayes - EVP and Chief Risk Officer Peggy Van Boxtel - VP and Controller

Q4 2015 and YE Highlights

Net Income	**Q4 net income of $8.6 million, or $0.91 per share** • Net Income includes 1x income tax benefit of $1.7 million from partial reversal of net deferred tax asset valuation allowance. • Pre-tax income of $11.7 million, or $1.24 per share, includes $5.1 million of negative provision for loan losses. **2015 YE net income of $137.8 million, or $14.57 per share** • Net income includes an income tax benefit, net of current tax provision, of $89.4 million from partial reversal of net deferred tax asset valuation allowance. • Pre-tax net income of $48.3 million, or $5.11 per diluted share, included $29.5 million of negative provision for loan losses. **Positive quarterly and annual net income since the recapitalization**
Improved Efficiency	**Executed various operational efficiencies in 2015** • Rationalized retail bank branch and occupancy through sale, closure and relocation actions. • Various staffing actions including Voluntary Separation Plan with 78 employees adopting early separation. **Lowered non-interest expense** • 2015 efficiency initiatives lowered operating expenses by approximately $5.4 million annually. • Efficiency ratio drops from 83% in Q4 2014 to 74% in Q4 2015. • NIE/AA for Q4 2015 of 3.21% improves sharply from Q4 2014 of 4.63%. • Annualized Q4 2015 non-interest expense of $72.6 million compares to annualized Q4 2014 non-interest expense of $98.5 million - a 26% decrease.
Deferred Tax Asset Value Recognition	**Profitability and lower risk profile allowed for reversal of substantially all of the net DTA valuation allowance** • Q2 2015 – income tax benefit of $103.0 million from partial reversal of net DTA VA. • Q4 2015 – income tax benefit of $1.7 million from further partial reversal of net DTA VA.

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ANCHOR BANCORP WISCONSIN INC

5 Q4 2015 and YE Highlights continued Asset Quality Non-performing assets decline 49% • Total NPAs decrease $35 million, with NPA/Total Assets declining to 1.59% from 3.39% in 2014. • OREO declines 43% to $20.4 million. Reduced risk and lower loss rates lowers credit related costs Lower risk and loss rates result in negative loan loss provisions • Annual negative loan loss provision of $29.5 million in 2015. • ALLL/Total Loans falls to 1.53% from 2.99% in 2014, while maintaining 164% ALLL/NPL ratio at YE 2015. Business Development Mortgage business transformation • Mortgage origination of $357 million in 2015 represents a 49% increase in residential loan production. • Gain on sale of loans increased $3.3 million over 2014, a 117% annual improvement. Commercial business development • Commercial loan fundings of $315 million in 2015. • C&I and CRE loan portfolios up 53% and 12%, respectively, Y-O-Y. • Business deposits grow $38 million, or 19%, in 2015. • Commercial loan swap program generates $1.6 million of fees in the first year of the program. Retail bank transformation • Service charges on deposits and Investment and insurance commissions of $14.2 million in 2015. • Annual growth in MMDA, Savings and Checking funds of $83.7 million, or 6%, despite branch sales and closures. • Enhanced sales and service systems and delivery, enhancing cross-business sales. • Multiple branch sales, closures, and relocations and Universal Banker staffing model allow for lower cost and improved sales and service delivery. • Maintained attractive, low cost source of funds with deposit cost of funds of 0.24% in 2015.

6 Significantly Improved Asset Quality Non-performing Asset Levels ($ in millions) Credit Quality Overview ($ in thousands) ¹ Non-performing loans and assets exclude troubled debt restructurings that are now accruing. OREO, net ($ in millions)

7 Net Interest Income Yield on Interest-Earning Assets Cost of Funds * All dollars in millions Net Interest Income - Net Interest Margin (%) • Q4 2015 NII of $17.0 million is down $0.3 million, or 1.6%, Q- O-MRQ. • 2015 NII of $68.8 million is down $2.5 million, or 3.4%, over 2014. • Q4 2015 loan growth of $57 million, exclusive of loan purchases, represents a 15% annualized growth rate. • Average loans held for investment increased to $1.57 billion at YE from $1.55 billion at Q3 2015.

8 Non-Interest Income 1 Other non-interest Income includes investment and insurance commissions, gains/losses on sale of investment securities, other than temporary impairment of investment securities, gains/losses on sale of OREO, and other miscellaneous items* All dollars in millions Total Non-Interest Income • Q4 2015 non-interest income of $7.8 million decreased $0.9 million, or 11%, Q-O-MRQ and excluding the impact of one-time gains in Q3 2015, remained relatively flat. • 2015 non-interest income of $35.0 million increased $4.5 million, or 15%, over 2014. A A Includes $2.4 million in gain on sale of buildings and branch operations. B C B C Includes $1.8 million for the sale of buildings and branch operations. Includes $0.8 million for the sale of branch operations.

9 Non-Interest Expense 1 Other non-interest expense includes occupancy, FDIC insurance, furniture and equipment, data processing, marketing, MSR impairment/recovery, provision for unfunded commitments, and other miscellaneous items Includes $2.3 million of one-time changes ($2 million of compensation and benefits and $0.3 million of occupancy cost). * All dollars in millions Total Non-Interest Expense • NIE decreased $4.4 million Q-O-MRQ as a result of operational efficiencies. Excluding the impact of Q3 2015 one-time charges of $1.5 million, NIE decreased $2.9 million, or 14%. • Q4 2015 NIE is $6.5 million, or 26% lower than Q4 2014. A B A B Includes 1.5 million of one-time charges.

10 Loan Portfolio & Yields Gross loan balances are up Q-O-MRQ and Q-O-Q4 2014. Commercial and Industrial loans and Commercial Real Estate loans are up 53% and 12%, respectively, since Q4 2014. • Annualized fourth quarter growth rate, exclusive of the 1-4 family loan purchase of 15%. • Funded $497 million of portfolio loans in 2015 demonstrating customer confidence in the Company. Does not include $264 million of residential loans which were originated for sale.

11 Deposit Mix Business Deposits Balances Trending Higher… …Driven by Business Checking Growth Business deposit data - monthly average balances Attractive core deposit base with growing emphasis on relationship based commercial deposits driving low cost of funds. 2015 Q4 Deposit Mix 2015 YTD Deposit Growth of $26.6 million includes the negative impact of branch deposit sales. Adjusting for branch sales, deposits grew $49.6 million or 2.7%.

12 Current Trading View *Full Valuation Allowance Prior to 6/30/2015 Current Trading View on Tangible Book Value and Adjusted Tangible Book Value Basis Earnings and ability to execute on our business plan demonstrates support for the confidence of our stockholders.

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Appendix: Reconciliation of Non-GAAP Measures

Non-GAAP Financial Measures[1]

($000s)	As of,								
	12/31/2013	3/31/2014	06/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015
Total GAAP Equity	$202,198	$206,708	$211,507	$214,709	$227,663	$236,856	$342,620	$359,871	$366,641
Less: Preferred Equity	—	—	—	—	—	—	—	—	—
Less: Goodwill and Other Intangibles	—	—	—	—	—	—	—	—	—
Tangible Common Equity	**$202,198**	**$206,708**	**$211,507**	**$214,709**	**$227,663**	**$236,856**	**$342,620**	**$359,871**	**$366,641**
Total GAAP Assets	$2,112,474	$2,109,824	$2,121,249	$2,106,521	$2,082,379	$2,094,161	$2,205,595	$2,236,845	$2,248,498
Less: Goodwill and Other Intangibles	—	—	—	—	—	—	—	—	—
Tangible Assets	**$2,112,474**	**$2,109,824**	**$2,121,249**	**$2,106,521**	**$2,082,379**	**$2,094,161**	**$2,205,595**	**$2,236,845**	**$2,248,498**
Tangible Common Equity / Tangible Assets	*9.57%*	*9.79%*	*9.97%*	*10.19%*	*10.93%*	*11.31%*	*15.53%*	*16.09%*	*16.31%*

[1] Tangible common equity to tangible assets (the "tangible common equity ratio") is a non-GAAP financial measure. The Company calculates the tangible common equity ratio by excluding the balance of preferred equity, goodwill and other intangible assets from common shareholders' equity and assets. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk-based ratios. This disclosure should not be viewed as a substitute for results determined to be in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures presented by other companies.

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ANCHOR BANCORP WISCONSIN INC